NEWS CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

	For the three months ended September 30,
	2004	2003
Revenues	$5,146	$4,615
Expenses:
Operating expenses	3,380	3,017
Selling, general, and administrative	872	792
Depreciation and amortization	128	134

Operating income	766	672
Other income (expense):
Interest expense, net	(125)	(133)
Equity earnings of affiliates	15	48
Other, net	191	206

Income before income tax expense and minority interest in subsidiaries	847	793
Income tax expense	(180)	(282)
Minority interest in subsidiaries, net of tax	(42)	(56)

Net income	$625	$455

Basic earnings per share:
Class A	0.23	0.19
Class B	0.19	0.16

Diluted earnings per share:
Class A	0.22	0.18
Class B	0.19	0.15

The accompanying notes are an integral part of these unaudited consolidated financial statements.

NEWS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)

	At September 30, 2004	At June 30, 2004
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$4,148	$4,051
Cash on deposit	—	287
Receivables, net	4,792	4,214
Inventories, net	1,594	1,530
Deferred income taxes	521	521
Other	419	396

Total current assets	11,474	10,999

Non-current assets:
Receivables	732	766
Investments	10,938	10,914
Inventories, net	2,682	2,669
Property, plant, and equipment, net	3,850	3,796
Intangible assets	11,009	10,998
Goodwill	7,186	7,153
Other non-current assets	1,020	1,048

Total non-current assets	37,417	37,344

Total assets	$48,891	$48,343

Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings	$451	$1,084
Accounts payable, accrued expenses and other current liabilities	4,076	3,963
Participations, residuals and royalties payable	1,219	890
Program rights payable	668	654
Deferred revenue	570	467

Total current liabilities	6,984	7,058

Non-current liabilities:
Borrowings	9,082	9,080
Other liabilities	3,702	3,878
Deferred income taxes	3,823	3,620
Minority interest in subsidiaries	3,874	3,832
Commitments and contingencies
Shareholders’ Equity:
Class A common stock, $0.01 par value, 6,000,000,000 shares authorized, 1,936,184,102 shares and 1,934,840,645 shares issued and outstanding as of September 30, and June 30, 2004, respectively	19	19
Class B common stock, $0.01 par value, 3,000,000,000 shares authorized, 1,049,966,215 shares and 1,049,962,215 shares issued and outstanding as of September 30, and June 30, 2004, respectively	11	11
Additional paid-in capital	23,514	23,636
Accumulated deficit and accumulated other comprehensive loss	(2,118)	(2,791)

Total shareholders’ equity	21,426	20,875

Total liabilities and shareholders’ equity	$48,891	$48,343

The accompanying notes are an integral part of these unaudited consolidated financial statements.

NEWS CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	For the three months ended September 30,
	2004	2003
Operating activities:
Net income	$625	$455
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	128	134
Amortization of cable distribution investments	30	31
Equity earnings of affiliates	(15)	(48)
Cash distributions received from investees	3	—
Other, net	(191)	(206)
Minority interest in subsidiaries, net of tax	42	56
Change in operating assets and liabilities, net of acquisitions:
Receivables and other assets	(562)	(422)
Inventories, net	(146)	(182)
Accounts payable and other liabilities	668	562

Net cash provided by operating activities	582	380

Investing activities:
Property, plant, and equipment	(135)	(85)
Acquisitions, net of cash acquired	(34)	(42)
Investments in associated entities	(44)	(31)
Other investments	(26)	(31)
Proceeds from sale of non-current assets	124	244

Net cash (used in) provided by investing activities	(115)	55

Financing activities:
Repayment of borrowings and exchangeable securities	(655)	(195)
Cash on deposit	275	191
Issuance of shares	14	14
Dividends paid	(7)	(9)

Net cash (used in) provided by financing activities	(373)	1

Net increase in cash and cash equivalents	94	436
Cash and cash equivalents, beginning of period	4,051	4,477
Exchange movement on opening cash balance	3	3

Cash and cash equivalents, end of period	$4,148	$4,916

The accompanying notes are an integral part of these unaudited consolidated financial statements.

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

On November 12, 2004, a new Delaware corporation named News Corporation became, through a wholly-owned subsidiary named News Australia Holdings Pty Ltd (“News Australia Holdings”), the parent of News Holdings Inc. (formerly known as The News Corporation Limited), an Australian corporation (“TNCL” or for periods prior to November 12, 2004, the “Company”). We refer to these transactions collectively as the “Reorganization.”

In the Reorganization, all outstanding TNCL ordinary shares and preferred limited voting ordinary shares were cancelled and shares of Class B Common Stock and Class A Common Stock were issued in exchange on a one for two share basis. The financial statements have been presented as if the one for two share exchange took place on July 1, 2003.

News Corporation (the “Company”) is a diversified entertainment and media company. The Company manages and reports its businesses in eight segments, which are: Filmed Entertainment, Television, Cable Network Programming, Direct Broadcast Satellite Television, Magazines and Inserts, Newspapers, Book Publishing and Other.

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary for a fair presentation have been reflected in these unaudited consolidated financial statements. Operating results for the interim period presented are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 2005.

These interim unaudited consolidated financial statements and notes thereto should be read in conjunction with the audited consolidated financial statements and notes thereto for the fiscal year ended June 30, 2004 included in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 24, 2004.

The preparation of financial statements in conformity with GAAP requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

Certain prior year amounts have been reclassified to conform to the fiscal 2005 presentation.

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation (continued)

The Company follows the disclosure-only provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” and in accordance with its provisions, applies the intrinsic value method set forth in Accounting Principles Board Opinion (“APB”) No. 25 “Accounting for Stock Issued to Employees.”

The following table reflects the effect on net income and earnings per share as if the Company had applied the fair value recognition provisions for stock-based employee compensation. These pro forma effects may not be representative of future amounts since the estimated fair value of stock options on the date of grant is amortized to expense over the vesting period and additional options may be granted in future years.

	For the three months ended September 30,
	2004	2003
	(in millions, except per share data)
Net income, as reported	$625	$455
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(18)	(22)

Pro forma net income	$607	$433

As reported:
Basic earnings per share
Class A	0.23	0.19
Class B	0.19	0.16
Diluted earnings per share
Class A	0.22	0.18
Class B	0.19	0.15

Pro forma:
Basic earnings per share
Class A	0.22	0.18
Class B	0.18	0.15
Diluted earnings per share
Class A	0.22	0.17
Class B	0.18	0.15

In accordance with SFAS No. 130, “Reporting Comprehensive Income,” total comprehensive income for the Company consists of the following:

	For the three months ended September 30,
	2004	2003
	(in millions)
Net income, as reported	$625	$455
Other comprehensive income:
Foreign currency translation adjustments	56	(427)
Unrealized holding (losses) gains on securities, net of tax	(8)	6

Total comprehensive income	$673	$34

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 2- Incorporation in the United States

On November 12, 2004, the Reorganization was accomplished under Australian law whereby the holders of TNCL’s ordinary and preferred limited voting ordinary shares, including those ordinary shares and preferred limited voting ordinary shares represented by American Depositary Shares (“ADSs”), had their shares cancelled and received in exchange shares of Class B Common Stock and Class A Common Stock of News Corporation on a one for two share basis.

In connection with the Reorganization, the Company acquired from the Murdoch Interests the approximate 58% interest in QPL not already owned by the Company through the acquisition of the Cruden Group of companies. The Murdoch Interests are certain trusts, the beneficiaries of which include Mr. Rupert Murdoch, members of his family and certain charities. The principal assets of the Cruden Group were shares of the Company and a 58% interest in QPL. QPL owns a publishing business which includes two metropolitan and eight regional newspapers in Queensland, Australia, as well as shares of News Corporation. Reorganization costs incurred during the quarter ended September 30, 2004 amounted to $13 million.

A Special Committee of the Board of Directors of the Company, advised by UBS, and the Murdoch Interests agreed to a valuation of approximately $2 billion for the entire QPL publishing business, less the net debt of QPL. The Murdoch Interests received Class B Common Stock in News Corporation in exchange for the value of their 58% pro rata ownership of the QPL publishing business, net of debt, based on the average closing price of the shares of the Company on the Australian Stock Exchange for the five trading days ending on July 15, 2004. In exchange for the TNCL shares owned directly through the Cruden Group and indirectly (through QPL) by the Cruden Group, the Murdoch Interests received shares of News Corporation in the same exchange ratio as all other holders of the TNCL shares in the Reorganization. The number of shares of Class A Common Stock that the Murdoch Interests received was reduced by the number of shares equal in value to the net debt and certain other net liabilities of the Cruden Group which were assumed by the Company in the transaction. Following the Reorganization, Mr. K. R. Murdoch and the Murdoch Interests own approximately 29.5% of the Class B Common Stock of News Corporation.

As a result of the Reorganization, News Corporation became the new parent company of TNCL. News Corporation has a primary listing on the New York Stock Exchange and secondary listings on the Australian Stock Exchange and in due course, expects to obtain a secondary listing on the London Stock Exchange.

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 3- Investments

The Company’s investments were comprised of the following at:

		Ownership Percentage	September 30, 2004	June 30, 2004
		(in millions)
Equity investments:
The DIRECTV Group, Inc. (1)(2)(4)	Direct Broadcast Satellite (“DBS”) operator principally in the U.S.	34%	$6,714	$6,813
Gemstar-TV Guide International Inc. (4)	U.S. print and electronic guidance company	41%	608	604
Regional Programming Partners (1)	U.S. partnership holding interests in sporting networks, teams and arenas	40%	954	943
British Sky Broadcasting Group plc (4)	U.K. DBS operator	35%	573	495
China Network Systems	Taiwan cable TV operator	various	252	250
Independent Newspapers Limited	New Zealand media company	44%	333	315
FOXTEL	Australian pay TV operator	25%	85	90
National Geographic Channel (US) (1)(3)	U.S. cable channel	67%	174	172
National Geographic International (1)	International cable channel	50%	73	71
Other equity affiliates		various	594	493
Cost investments			578	668

			$10,938	$10,914

(1)	Held by the Company’s 82% owned subsidiary, Fox Entertainment Group, Inc. (“FEG”).
(2)	The Company purchased its 34% interest in The DIRECTV Group, Inc. (“DIRECTV”) during fiscal 2004. (See below).
(3)	The Company does not control this entity as it does not hold a majority on the Board, is unable to dictate operating decision -making and the National Geographic Channel is not a variable interest entity.
(4)	The market values of our investments in DIRECTV, Gemstar-TV Guide International Inc. and British Sky Broadcasting Group plc were $8,148 million, $1,002 million and $6,184 million, respectively, at September 30, 2004.

DIRECTV

Investments in equity affiliates primarily reflects the Company’s investment in DIRECTV and includes the excess of fair value over the Company’s proportionate share of DIRECTV’s underlying net assets as of December 22, 2003, the date of acquisition, as adjusted to record such net assets at fair value, most notably the adjustment to the carrying value of DIRECTV’s SPACEWAY assets, PanAmSat business and assets and its deferred subscriber acquisition costs. This excess is being preliminarily allocated to both finite-lived intangibles, which are being amortized, and to certain indefinite-lived intangibles and goodwill, which in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” are not being amortized. The allocation of the excess is not final and is subject to changes upon completion of final valuations of certain assets and liabilities. A future reduction in goodwill for additional value to be assigned to identifiable finite-lived intangible assets or tangible assets could reduce future equity earnings recognized by the Company resulting from additional amortization. For every $100 million reduction in goodwill for additional value to be assigned to identifiable finite-lived intangible assets or tangible assets, Equity earnings of affiliates would decrease by approximately $10 million per year representing amortization expense assuming an average useful life of 10 years.

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 3- Investments (continued)

Summarized financial information for DIRECTV accounted for under the equity method is as follows:

	For the three months ended September 30,
	2004	2003
	(in millions)
Revenues	$2,862	$2,379
Operating (loss) income	(1,550)	8
Loss from continuing operations before discontinued operations and cumulative effect of accounting changes	(926)	(2)
Net loss	(1,009)	(23)

The Company’s share of DIRECTV’s results has been adjusted to reflect the Company’s preliminary allocation of the fair value of DIRECTV’s assets and liabilities as of December 22, 2003 and, as required, excludes certain items that were recognized by DIRECTV as income and expense within its results. During the three months ended September 30, 2004, the Company adjusted its preliminary allocation of its proportionate share assigned to DIRECTV’s SPACEWAY program based on the carrying value assigned by DIRECTV.

The Company’s share of DIRECTV’s losses for the three months ended September 30, 2004 was $100 million and includes the Company’s share of DIRECTV’s increased loss from its sale of PanAmSat resulting from a reduction in sales proceeds, the Company’s portion of the SPACEWAY program impairment and $14 million from the amortization of certain finite-lived intangibles.

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 4 -Inventories, net

Inventories, net consisted of the following at:

	September 30, 2004	June 30, 2004
	(in millions)
Current inventories:
Raw materials	$110	$98
Work and projects in progress	48	52
Finished goods	154	139
Programming rights	1,313	1,270

	1,625	1,559
Less: inventory reserve	(31)	(29)

Total current inventories, net	1,594	1,530

Non-current inventories:
Filmed entertainment costs:
Films:
Released (including acquired film libraries)	769	734
Completed, not released	77	125
In production	562	545
In development or preproduction	55	52

	1,463	1,456

Television productions:
Released (including acquired libraries)	410	449
Completed, not released	—	13
In production	175	112
In development or preproduction	2	1

	587	575

Total filmed entertainment costs, less accumulated amortization	2,050	2,031
Programming rights	632	638

Total non-current inventories	2,682	2,669

Total inventories, net	$4,276	$4,199

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 5—Borrowings

Eurobonds

During the three months ended September 30, 2004, the Company retired the remaining Eurobonds for $272 million.

New Millennium II

In May 2004, the Company ended the transfer term under the New Millennium II Agreement, the Company’s film financing vehicle, and will no longer draw any borrowings under the facility. In accordance with the terms of the termination, the Company will repay $636 million of the facility in fiscal 2005 and $23 million in fiscal 2006. During the three months ended September 30, 2004, the Company repaid $375 million of the facility. At September 30 and June 30, 2004, $284 million and $659 million, respectively, remained outstanding and included in Borrowings on the consolidated balance sheets. Subsequent to the first quarter of fiscal 2005, the Company retired $131 million of the amount due in fiscal 2005.

Note 6—Other Acquisitions and Disposals

Fiscal 2005 Transactions

In August 2004, STAR entered into an agreement to acquire up to 26% in Balaji Telefilms Limited, the largest television content production company in India, whose shares are listed for trading on The Stock Exchange, Mumbai and the National Stock Exchange of India, pending regulatory approval from the government of India.

Fiscal 2004 Transactions

In December 2003, NDS Group plc (“NDS”), a subsidiary of the Company, acquired 100% of the MediaHighway middleware business from a subsidiary of Thomson SA and licensed certain related patents from Thomson SA for a total consideration of $73 million (€60 million) in cash. Subsequent to this acquisition, the Company concluded that certain intangible assets recognized on acquisition were not supported by projections of the incremental future cash flows attributable to the acquired business. Accordingly, during the second quarter of fiscal 2004, the Company recorded an impairment charge against these intangibles of $11.3 million reflected in Operating expenses within Operating income.

In December 2003, the Company sold its 50% direct ownership interests in SportsChannel Chicago Associates (“SportsChannel Chicago”) and SportsChannel Pacific Associates (“SportsChannel Bay Area”) (collectively the “SportsChannels”) to subsidiaries of Regional Programming Partners (“RPP”) for consideration of $150 million. This consideration was paid wholly in the form of two three-year promissory notes issued by the subsidiaries of RPP, which own only the acquired interests in the SportsChannels, in an aggregate amount of $150 million and bearing interest at prime plus 1% per annum. The notes are secured by a pledge of 100% of the interests in SportsChannel Bay Area. Upon the close of this sale, the SportsChannels are held 100% by RPP and indirectly 60% by Rainbow Media Sports Holdings, Inc. and 40% by the Company. The Company recognized a net gain on the sale of the SportsChannels of $9 million, which was reflected in Other, net in the unaudited consolidated statements of operations for the three months ended December 31, 2003.

In February 2004, the Company sold the Los Angeles Dodgers (“Dodgers”), together with Dodger Stadium and the team’s training facilities in Vero Beach, Florida and the Dominican Republic, to entities owned by Frank McCourt (the “McCourt Entities”). The gross consideration for the sale of the Dodgers franchise and real estate assets was $421 million, subject to further adjustment. The consideration at closing was comprised of (i) $225 million in cash, (ii) a $125 million two-year note secured by non-team real estate, (iii) a $40 million four-year note secured by bank letters of credit and (iv) a $31 million three-year note that is convertible, at the Company’s option, into preferred equity in the McCourt Entities if unpaid at maturity. The Company has agreed to remit $50 million during the first two years following the closing of the transaction to reimburse the McCourt Entities for certain pre-existing commitments. Pending the final determination of contractual adjustments, the sale has resulted in an estimated pre-tax loss of $19 million, which was recorded in Other, net in the Company’s statements of operations for the year ended June 30, 2004.

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 7- Pension Plans and Other Postretirement Benefits

The Company sponsors non-contributory pension plans and retiree health and life insurance benefit plans covering specific groups of employees. The benefits for the non-contributory pension plans are based primarily on a formula factoring both an employee’s years of service and pay near retirement. Participant employees are vested in the plans after five years of service. The Company’s policy for all pension plans is to fund amounts, at a minimum, in accordance with the Employee Retirement Income Security Act of 1974. During the three months ended September 30, 2004 and 2003, the Company made discretionary contributions of $37 million and $39 million, respectively, to its pension plans. Plan assets consist principally of common stocks, marketable bonds and government securities. The retiree health and life insurance benefit plans offer medical and/or life insurance to certain full-time employees and eligible dependents that retire after fulfilling age and service requirements.

The components of net periodic benefit costs were as follows:

	Pension Benefits		Postretirement Benefits
	For the three months ended September 30,
	2004	2003	2004	2003
	(in millions)
Service cost benefits earned during the period	$22	$20	$1	$4
Interest costs on projected benefit obligation	27	23	2	2
Expected return on plan assets	(28)	(21)	—	—
Amortization of deferred losses	7	8	1	1
Other	(1)	1	(2)	—

Net periodic costs	$27	$31	$2	$7

Other Postretirement Benefits Amendments

The fiscal 2005 postretirement net periodic costs reflect plan amendments implemented during the second quarter of fiscal 2004.

In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“the Medicare Act”) was signed into law. The Medicare Act introduced a prescription drug benefit under Medicare (Medicare Part D) and a federal subsidy to sponsors of retirement health care plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. In accordance with FASB Staff Position 106-1, the Company elected to defer recognizing the effects of the Medicare Act on the accounting for its retirement health care plans in fiscal 2004. In May 2004, the FASB issued FASB Staff Position 106-2, providing final guidance on accounting for the Medicare Act. FASB Staff Position 106-2 was implemented by the Company in the first quarter of fiscal 2005. The adoption of FASB Staff Position 106-2 did not have a material impact on the financial condition and results of operations of the Company in fiscal 2005, but reduced the Company’s Accumulated Postretirement Benefit Obligation (“APBO”) by approximately $5 million. The amortization of the $5 million reduction in APBO will reduce our future net postretirement benefit cost.

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 – Segment Information

The Company is a diversified entertainment company, which manages and reports its businesses in eight segments:

•	Filmed Entertainment, which principally consists of the production and acquisition of live-action and animated motion pictures for distribution and licensing in all formats in all entertainment media worldwide, and the production of original television programming in the United States and Canada.

•	Television, which principally consists of the operation of 35 full power broadcast television stations, including nine duopolies, in the United States. Of these stations, 25 are affiliated with the FOX network, nine with the UPN network and one is an independent station; the broadcasting of network programming in the United States; and the development, production and broadcasting of television programming in Asia and the Middle East.

•	Cable Network Programming, which principally consists of the production and licensing of programming distributed through cable television systems and direct broadcast satellite operators in the United States.

•	Direct Broadcast Satellite Television, which principally consists of the distribution of premium programming services via satellite directly to subscribers in Italy.

•	Magazines and Inserts, which principally consists of the publication of free standing inserts, which are promotional booklets containing consumer offers distributed through insertion in local Sunday newspapers in the United States, and providing in-store marketing products and services, primarily to consumer packaged goods manufacturers in the United States and Canada.

•	Newspapers, which principally consists of the publication of four national newspapers in the UK, the publication of more than 100 newspapers in Australia, and the publication of a mass circulation, metropolitan morning newspaper in the United States.

•	Book Publishing, which principally consists of the publication of English language books throughout the world.

•	Other, which includes NDS, a supplier of open end-to-end digital pay-television solutions for the secure delivery of entertainment to television set-top boxes and personal computers.

The Company’s operating segments have been determined in accordance with the Company’s internal management structure, which is organized based on operating activities. The Company evaluates performance based upon several factors, of which the primary financial measure is segment operating income (loss).

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 8– Segment Information (continued)

	For the three months ended September 30,
	2004	2003
	(in millions)
Revenues:
Filmed Entertainment	$1,377	$1,248
Television	1,004	1,011
Cable Network Programming	600	596
Direct Broadcast Satellite Television	415	264
Magazines & Inserts	232	222
Newspapers	865	739
Book Publishing	364	347
Other	289	188

Total revenues	$5,146	$4,615

Operating income (loss):
Filmed Entertainment	$291	$332
Television	234	180
Cable Network Programming	166	102
Direct Broadcast Satellite Television	(121)	(123)
Magazines & Inserts	64	58
Newspapers	118	102
Book Publishing	60	59
Other	(46)	(38)

Total operating income	766	672

Interest expense, net	(125)	(133)
Equity earnings of affiliates, net	15	48
Other, net	191	206

Income before income tax expense and minority interest in subsidiaries	847	793
Income tax expense	(180)	(282)
Minority interest in subsidiaries, net of tax	(42)	(56)

Net income	$625	$455

Interest expense, net, Equity earnings of affiliates, net, Other, net Minority interest in subsidiaries, net, of tax and Income tax expense are not allocated to segments, as they are not under the control of segment management.

Intersegment revenues generated primarily by the Filmed Entertainment segment of approximately $176 million and $154 million for the three months ended September 30, 2004 and 2003, respectively, have been eliminated within the Filmed Entertainment segment. Intersegment operating profits generated primarily by the Filmed Entertainment segment of approximately $19 million and $21 million for the three months ended September 30, 2004 and 2003, respectively, have been eliminated within the Filmed Entertainment segment.

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 – Segment Information (continued)

	At September 30, 2004	At June 30, 2004
	(in millions)
Total assets:
Filmed Entertainment	$5,135	$4,532
Television	14,080	14,144
Cable Network Programming	4,854	4,795
Direct Broadcast Satellite Television	2,265	2,232
Magazines & Inserts	1,256	1,209
Newspapers	4,117	4,038
Book Publishing	1,489	1,362
Other	4,757	5,117
Investments	10,938	10,914

Total assets	$48,891	$48,343

Goodwill and Intangible assets, net:
Filmed Entertainment	$370	$370
Television	11,444	11,438
Cable Network Programming	2,799	2,774
Direct Broadcast Satellite Television	690	685
Magazines & Inserts	1,000	1,000
Newspapers	503	488
Book Publishing	501	501
Other	888	895

Total goodwill and intangibles, net	$18,195	$18,151

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 9 – Other, net

Other, net consisted of the following:

	For the three months ended September 30,
	2004	2003
	(in millions)
Gain on sale of SkyPerfecTV! (a)	$—	$105
World Trade Center insurance settlement	—	26
Change in fair value of Exchangeable securities (b)	179	92
Other	12	(17)

Total Other, net	$191	$206

(a)	In August 2003, the Company sold its entire 8% cost investment in SKY Perfect Communications Inc. (“SKY PerfecTV!”). The Company’s 182,000 shares of SKY PerfecTV! were sold for total consideration of $177 million. The Company recognized a gain of approximately $105 million on the sale.
(b)	The Company has certain outstanding exchangeable debt securities which contain embedded derivatives. Pursuant to SFAS No. 133, these embedded derivatives are not designated as hedges and, as such, changes in their fair value are recognized in Other, net.

Note 10—Guarantees

In August 2004, the Company guaranteed the obligations of Sky Brasil, an equity affiliate of the Company, under a $210 million three-year credit agreement with JP Morgan Chase Bank and Citibank NA. Upon the closing of the Latin American direct-to-home (“DTH”) reorganization transactions, the Company will be released from this guarantee (See Note 13 – Subsequent Events).

The Company has guaranteed various transponder leases for certain associated companies operating in Latin America. The aggregate of these guarantees at September 30, 2004 is approximately $308 million and the final guarantee expires in 2019. As part of the Latin American DTH reorganization transactions, the Company will guarantee an additional $175 million of transponder leases for certain associated companies. Upon the closing of the Latin American DTH reorganization transactions, the Company will be released from the transponder lease guarantees. (See Note 13 – Subsequent Events).

The Company has guaranteed a bank loan facility of $50 million for Star Channel Japan pro rata with the Company’s ownership interest (18%). The facility covers a term loan of $26 million (¥2.8 billion) which matures in September 2005, and an agreement for overdraft of $23 million (¥2.5 billion). The Company would be liable under this guarantee in the event of default by Star Channel Japan.

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 11—Contingencies

NDS

On June 6, 2003, Echostar Communications Corporation, Echostar Satellite Corporation, Echostar Technologies Corporation and Nagrastar L.L.C. (collectively, “Echostar”) filed an action against NDS in the United States District Court for the Central District of California. Echostar filed an amended complaint on October 8, 2003, which purported to allege claims for violation of the Digital Millennium Copyright Act (“DMCA”), the Communications Act of 1934 (“CA”), the Electronic Communications Privacy Act, The Computer Fraud and Abuse Act, California’s Unfair Competition statute and the federal RICO statute. The complaint also purported to allege claims for civil conspiracy, misappropriation of trade secrets and interference with prospective business advantage. The complaint sought injunctive relief, compensatory and exemplary damages and restitution. On December 22, 2003, all of the claims were dismissed by the court, except for the DMCA, CA and unfair competition claims, and the Court limited these claims to acts allegedly occurring within three years of the filing of the complaint. Echostar filed a second amended complaint. NDS filed a motion to dismiss the second amended complaint on March 31, 2004. The motion was scheduled to be heard by the Court on July 23, 2004. On July 21, 2004, the Court issued an order vacating the July 23, 2004 hearing date and ordering, among other things, Echostar to file a third amended complaint within 10 days correcting various deficiencies in the second amended complaint noted by the Court. Echostar filed its third amended complaint on August 4, 2004. On August 6, 2004, the Court ruled that NDS was free to file motion to dismiss the third amendment complaint, which NDS did on September 20, 2004. The hearing is set for January 3, 2005.

On July 25, 2003, Sogecable, S.A. and its subsidiary Canalsatellite Digital, S.L., Spanish satellite broadcasters and customers of Canal+ Technologies SA (together, “Sogecable”), filed an action against NDS in the United States District Court for the Central District of California. Sogecable filed an amended complaint on October 9, 2003, which purported to allege claims for violation of the DMCA and the federal RICO statute. The amended complaint also purported to allege claims for interference with contract and prospective business advantage. The complaint sought injunctive relief, compensatory and exemplary damages and restitution. On December 22, 2003, all of the claims were dismissed by the court. Sogecable filed a second amended complaint. NDS filed a motion to dismiss the second amended complaint on March 31, 2004. On July 23, 2004, the Court heard oral argument on the motion and advised that a formal ruling should be issued by early August. On August 4 2004, the court issued an order dismissing the second amended complaint in its entirety. Sogecable had until October 4, 2004 to file a third amended complaint. On October 1, 2004, Sogecable notified the Court that it would not be filing a third amended complaint, but would appeal the Court’s entry of final judgement dismissing the suit to the Ninth Circuit Court of Appeals.

DIRECTV

TNCL was named as a defendant in a Revised Amended Consolidated Complaint filed on May 7, 2004 in a lawsuit captioned “In re General Motors (Hughes) Shareholders Litigation,” filed in the Court of Chancery of the State of Delaware, Consolidated Civil Action No. 20269-NC. The lawsuit relates to TNCL’s acquisition of stock in Hughes Electronics Corporation on December 22, 2003 which was subsequently transferred to the FEG. The complaint alleges that TNCL aided and abetted an alleged breach of fiduciary duty by the Board of Directors of GM allegedly owed to a class of certain GM shareholders. The plaintiffs allegedly seek “appropriate equitable relief…including rescissory remedies to the extent feasible… .” The Company believes that the lawsuit is without merit and intends to vigorously defend against claims brought against the TNCL in the lawsuit. The Company also believes it is entitled to indemnification by GM under the agreements related to the transaction. On August 30, 2004, TNCL filed a brief in support of its motion to dismiss the complaint. On October 18, 2004, the plaintiffs filed their opposition to the motion. The Company filed its reply on November 17, 2004. The oral argument is set for March 7, 2005.

Other

The Company experiences routine litigation in the normal course of its business. The Company believes that none of its pending litigation will have a material adverse effect on its consolidated financial condition, future results of operations or liquidity.

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 12—Earnings Per Share

Earnings per share (“EPS”) is computed individually for the Class A and Class B shares. Net income (loss) is apportioned to both Class A shareholders and Class B shareholders on the ratio of 1.2 to 1, respectively, in accordance with the rights of the shareholders as described in the Company’s Certificate of Incorporation. In order to give effect to this apportionment when determining EPS, the weighted average Class A share is increased by 20% (the “Adjusted Class”) and is then compared to the sum of the weighted average Class B shares and the weighted average Adjusted Class. The resulting percentage is then applied to the Net income (loss) to determine the apportionment for the Class A shareholders with the balance attributable to the Class B shareholders.

EPS has been presented in the two-class presentation, as the Class B shares participate in dividends with the Class A shares.

The following table sets forth the computation of basic and diluted earnings per share under SFAS No. 128, “Earnings per Share” (in millions except per share amounts and %):

	For the three months ended September 30,
	2004	2003
	(in millions)
Net income	$625	$455
Perpetual preference dividends	(7)	(7)

Net income available to shareholders- basic	618	448
Interest on convertible debt	5	5

Net income available to shareholders-diluted	$623	$453

	2004			2003
	Class A	Class B	Total	Class A	Class B	Total
	(in millions, except % and per share data)
Allocation percent - basic	70%	30%	100%	66%	34%	100%
Allocation of income - basic	432	186	618	295	153	448
Allocation percent - diluted	71%	29%	100%	67%	33%	100%
Allocation of income - diluted	439	184	623	303	150	453

Weighted average shares-basic	1,905	983	2,888	1,585	982	2,567

Weighted average shares-diluted	1,961	983	2,944	1,651	982	2,633

Earnings per share:
Net income - basic	$0.23	$0.19		$0.19	$0.16

Net income - diluted (a)	$0.22	$0.19		$0.18	$0.15

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 12—Earnings Per Share (continued)

(a)	Class A non-voting shares carry rights to a greater dividend than Class B voting shares through fiscal 2007. As such, net income available to the Company’s common stockholders is allocated between our two classes of common stock, Class A common stock and Class B common stock. In fiscal 2008, Class A shares cease to carry any rights to a greater dividend than Class B shares. As such, earnings per share based on the total weighted average shares outstanding (Class A and Class B combined) for the quarters ended September 30, 2004 and 2003, are as follows:

	For the three months ended September 30,
	2004	2003
Diluted earnings per share	$0.21	$0.17

The Company declared a dividend of $0.06 per share for Class A common shares and $0.02 per share for Class B common shares on September 16, 2004, which was paid on November 2, 2004 to shareholders of record on September 16, 2004.

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 13 – Subsequent Events

Subsequent to the first quarter of fiscal 2005, the Company purchased Telecom Italia’s 20% interest in SKY Italia, increasing the Company’s ownership interest in SKY Italia to 100%, for aggregate cash consideration of $108 million (€88 million) before fees.

In October 2004, the Company and DIRECTV announced a series of transactions that will result in the reorganization of the companies’ DTH satellite television platforms in Latin America. Pursuant to these transactions, DIRECTV acquired the Company’s interests in its Latin America satellite television platforms except for its interests in the Sky Mexico and Sky Brasil platforms, the completion of which is subject to regulatory approval. As a result of these transactions, the Company’s transponder lease guarantee increased by $175 million. Upon the closing of the Latin American DTH reorganization transactions, the Company will be released from the transponder lease guarantees. (See Note 10 – Guarantees)

In October 2004, the Company announced its intentions to invest in new printing plants in the United Kingdom and Australia to take advantage of technological and market changes. The Company intends to invest approximately $1 billion in the United Kingdom printing plants for The Sun, the News of the World, The Times, The Sunday Times and the TSL Education supplements and $500 million for the Australian printing plants. Depreciation expense on plant and equipment that will be replaced will be accelerated over the next four to five years.

In November 2004, the Company redeemed all of the outstanding adjustable rate cumulative perpetual preference shares and the guaranteed 8 5/8% perpetual preference shares for $345 million at par.

In November 2004, the Company entered into a six-year follow-on contract with the National Football League, increasing the Company’s commitments with respect to sports programming rights by approximately $4.3 billion.

In November 2004, the Company retired all of the debt assumed in the Reorganization in the amount of $661 million.

In November 2004, the Company entered into an agreement with the Bowl Championship Series through fiscal 2010, increasing the Company’s commitments with respect to sports programming rights by approximately $330 million.

In November 2004, the Company issued approximately $750 million in Senior Notes due 2014 at 5.30% and $1,000 million in Senior Notes due 2034 at 6.20%.

In December 2004, the Company guaranteed $45 million of the obligations of Sky Mexico, an equity affiliate of the Company, under a credit agreement. Upon the closing of the Latin American DTH reorganization transactions, the Company will be released from this guarantee.

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Supplemental Guarantor Information

On June 27, 2003, News America Incorporated (“NAI”), a subsidiary of the Company, entered into a $1.75 billion Five Year Credit Agreement (the “Credit Agreement”) with Citibank N.A., as administrative agent, JP Morgan Chase Bank, as syndication agent, and the lenders named therein. The Company, FEG Holdings, Inc., Fox Entertainment Group, Inc., News America Marketing FSI, Inc., and News Publishing Australia Limited are guarantors (the “Guarantors”) under the Credit Agreement.

The Credit Agreement provides a $1.75 billion revolving credit facility with a sub-limit of $600 million available for the issuance of letters of credit, and expires on June 30, 2008. Borrowings are in US dollars only, while letters of credit are issuable in US dollars or Euros. The significant terms of the agreement include the requirement that the Company maintain specific gearing and interest coverage ratios and limitations on secured indebtedness. The Company pays a facility fee of 0.20% regardless of facility usage. The Company pays interest for borrowings and letters of credit at LIBOR plus 0.675%. The Company pays an additional fee of 0.125% if borrowings under the facility exceed 25% of the committed facility. The interest and fees are based on the Company’s current debt rating.

The Guarantors presently guarantee the senior public indebtedness of News Corporation’s indirect wholly owned subsidiary, NAI. Supplemental condensed consolidating financial information of the Guarantors. This supplemental financial information should be read in conjunction with the unaudited consolidated financial statements included herein.

In accordance with SEC Rules and Regulations, in the “Guarantor Wholly Owned Subsidiaries” column, the Company uses the equity method to account for the results of all of the non-guarantor subsidiaries, representing substantially all of the Company’s consolidated results of operations, excluding certain intercompany eliminations.

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 14—Supplemental Guarantor Information (Continued)

Supplemental Condensed Consolidating Statement of Operations

For the three months ended September 30, 2004

(in millions)

	News America Incorporated	News Corporation	Guarantor Wholly Owned Subsidiaries (1)	Guarantor Non-Wholly Owned Subsidiaries (1)(2)	Non-Guarantor Wholly Owned Subsidiaries	Non-Guarantor Non-Wholly Owned Subsidiaries	Reclassifications and Eliminations (5)	News Corporation and Subsidiaries
Revenues	1	—	145	—	1,591	3,409	—	5,146
Expenses	69	—	101	1	1,366	2,843	—	4,380

Operating (loss) income	(68)	—	44	(1)	225	566	—	766

Other (Expense) Income:
Interest expense, net	(748)	—	275	(62)	428	(18)	—	(125)
Equity earnings (losses) of affiliates, net	—	—	2	1	111	(99)	—	15
Earnings (losses) from subsidiary entities	853	625	706	519	100	—	(2,803)	—
Other, net	183	—	(11)	7	19	(7)	—	191

Income (loss) before income tax expense and minority interest in subsidiaries	220	625	1,016	464	883	442	(2,803)	847

Income tax (expense) benefit	(77)	—	(356)	(163)	(309)	(155)	880	(180)
Minority interest in subsidiaries, net of tax	—	—	(35)	—	(5)	(2)	—	(42)

Net income (loss)	143	625	625	301	569	285	(1,923)	625

See notes to supplemental guarantor information

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 14—Supplemental Guarantor Information (Continued)

Supplemental Condensed Consolidating Statement of Operations

For the three months ended September 30, 2003

(in millions)

	News America Incorporated	News Corporation	Guarantor Wholly Owned Subsidiaries (1)	Guarantor Non-Wholly Owned Subsidiaries (1)(2)	Non-Guarantor Wholly Owned Subsidiaries	Non-Guarantor Non-Wholly Owned Subsidiaries	Reclassifications and Eliminations (5)	News Corporation and Subsidiaries
Revenues	1	—	146	—	1,367	3,101	—	4,615
Expenses	48	—	102	1	1,200	2,592	—	3,943

Operating (loss) income	(47)	—	44	(1)	167	509	—	672

Other (Expense) Income:
Interest expense, net	(665)	—	154	49	394	(65)	—	(133)
Equity earnings (losses) of affiliates, net	—	—	1	(1)	40	8	—	48
Earnings (losses) from subsidiary entities	1,041	455	1,047	617	45	—	(3,205)	—
Other, net	81	—	(10)	5	109	21	—	206

Income (loss) before income tax expense and minority interest in subsidiaries	410	455	1,236	669	755	473	(3,205)	793

Income tax (expense) benefit	(146)	—	(440)	(238)	(268)	(168)	978	(282)
Minority interest in subsidiaries, net of tax	—	—	(51)	—	(3)	(2)	—	(56)

Net Income (loss)	264	455	745	431	484	303	(2,227)	455

See notes to supplemental guarantor information

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 14—Supplemental Guarantor Information (Continued)

Supplemental Condensed Consolidating Balance Sheet

As of September 30, 2004

(in millions)

	News America Incorporated	News Corporation	Guarantor Wholly Owned Subsidiaries (1)	Guarantor Non-Wholly Owned Subsidiaries (1)(2)	Non-Guarantor Wholly Owned Subsidiaries	Non-Guarantor Non-Wholly Owned Subsidiaries	Reclassifications and Eliminations (5)	News Corporation and Subsidiaries
ASSETS:
Current Assets:
Cash and cash equivalents	1,866	1	—	—	1,770	511	—	4,148
Receivables, net	25	—	1	1	1,321	3,444	—	4,792
Inventories, net	—	—	41	—	280	1,273	—	1,594
Deferred income taxes	—	—	—	—	—	—	521	521
Other	11	—	3	93	188	124	—	419

Total Current Assets	1,902	1	45	94	3,559	5,352	521	11,474

Non-current Assets:
Receivables	4	—	—	—	61	667	—	732
Inventories, net	—	—	—	—	113	2,569	—	2,682
Property, plant and equipment, net	91	—	1	1	2,177	1,580	—	3,850
Intangible assets	152	—	465	37	1,895	8,460	—	11,009
Goodwill	—	—	148	—	1,294	5,744	—	7,186
Other	141	—	1	—	273	605	—	1,020

Investments
Investments in associated companies	130	—	1,157	73	1,233	8,345	—	10,938
Intragroup investments	40,951	27,965	43,385	24,084	47,748	12,923	(197,056)	—

Total Investments	41,081	27,965	44,542	24,157	48,981	21,268	(197,056)	10,938

Total Non-current Assets	41,469	27,965	45,157	24,195	54,794	40,893	(197,056)	37,417

TOTAL ASSETS	43,371	27,966	45,202	24,289	58,353	46,245	(196,535)	48,891

See notes to supplemental guarantor information

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 14—Supplemental Guarantor Information (Continued)

Supplemental Condensed Consolidating Balance Sheet

As of September 30, 2004

(in millions)

	News America Incorporated	News Corporation	Guarantor Wholly Owned Subsidiaries (1)	Guarantor Non-Wholly Owned Subsidiaries (1)(2)	Non-Guarantor Wholly Owned Subsidiaries	Non-Guarantor Non-Wholly Owned Subsidiaries	Reclassifications and Eliminations (5)	News Corporation and Subsidiaries
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Borrowings	160	—	—	—	13	278	—	451
Other current liabilities	813	160	947	—	790	3,816	7	6,533

Total Current Liabilities	973	160	947	—	803	4,094	7	6,984

Non-current Liabilities:
Borrowings	9,019	—	—	—	57	6	—	9,082
Other non-current liabilities	—	—	1,816	651	3,264	5,334	(3,540)	7,525
Intercompany	25,960	(298)	(10,839)	3,570	(20,424)	2,031	—	—

Minority interest in subsidiaries	—	—	3,516	—	347	11	—	3,874

Shareholders’ Equity	7,419	28,104	49,762	20,068	74,306	34,769	(193,002)	21,426

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	43,371	27,966	45,202	24,289	58,353	46,245	(196,535)	48,891

See notes to supplemental guarantor information

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 14—Supplemental Guarantor Information (Continued)

Supplemental Condensed Consolidating Balance Sheet

As of June 30, 2004

(in millions)

	News America Incorporated	News Corporation	Guarantor Wholly Owned Subsidiaries (1)	Guarantor Non-Wholly Owned Subsidiaries (1)(2)	Non-Guarantor Wholly Owned Subsidiaries	Non-Guarantor Non-Wholly Owned Subsidiaries	Reclassifications and Eliminations	News Corporation and Subsidiaries
				(in millions)
ASSETS:
Current Assets:
Cash and cash equivalents	$1,972	$3	$—	$—	$1,591	$485	$—	$4,051
Cash on deposit	287	—	—	—	—	—	—	287
Receivables, net	40	—	—	—	1,157	3,017	—	4,214
Inventories, net	—	—	35	—	292	1,203	—	1,530
Deferred income taxes	—	—	—	—	—	—	521	521
Other	1	—	2	93	180	120	—	396

Total Current Assets	2,300	3	37	93	3,220	4,825	521	10,999

Non-current Assets:
Receivables	10	—	—	—	62	694	—	766
Inventories, net	—	—	—	—	114	2,555	—	2,669
Property, plant and equipment, net	94	—	1	—	2,191	1,510	—	3,796
Intangible assets	153	—	465	37	1,876	8,467	—	10,998
Goodwill	—	—	150	—	1,290	5,713	—	7,153
Other	140	—	1	—	279	628	—	1,048
Investments
Investments in associated companies and other investments	125	—	1,156	70	1,142	8,421	—	10,914
Intragroup investments	40,466	26,700	42,936	23,493	48,770	12,923	(195,288)	—

Total Investments	40,591	26,700	44,092	23,563	49,912	21,344	(195,288)	10,914

Total Non-current Assets	40,988	26,700	44,709	23,600	55,724	40,911	(195,288)	37,344

TOTAL ASSETS	$43,288	$26,703	$44,746	$23,693	$58,944	$45,736	$(194,767)	$48,343

See notes to supplemental guarantor information

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 14—Supplemental Guarantor Information (Continued)

Supplemental Condensed Consolidating Balance Sheet

As of June 30, 2004

(in millions)

	News America Incorporated	News Corporation	Guarantor Wholly Owned Subsidiaries (1)	Guarantor Non-Wholly Owned Subsidiaries (1)(2)	Non-Guarantor Wholly Owned Subsidiaries	Non-Guarantor Non-Wholly Owned Subsidiaries	Reclassifications and Eliminations	News Corporation and Subsidiaries
				(in millions)
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Borrowings	$161	$—	$—	$—	$14	$909	$—	$1,084
Other current liabilities	839	34	935	—	758	3,542	(134)	5,974

Total Current Liabilities	1,000	34	935	—	772	4,451	(134)	7,058

Non-current Liabilities:
Borrowings	8,996	—	—	—	60	24	—	9,080
Other non-current liabilities	7	—	1,620	668	2,661	5,524	(2,982)	7,498
Intercompany	25,576	(270)	(10,526)	3,348	(19,967)	1,839	—	—

Minority interest in subsidiaries	—	—	3,398	—	426	8	—	3,832

Shareholders’ Equity	7,709	26,939	49,319	19,677	74,992	33,890	(191,651)	20,875

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$43,288	$26,703	$44,746	$23,693	$58,944	$45,736	$(194,767)	$48,343

See notes to supplemental guarantor information

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 14—Supplemental Guarantor Information (Continued)

Supplemental Condensed Consolidating Statement of Cash Flows

For the three months ended September 30, 2004

(in millions)

	News America Incorporated	News Corporation	Guarantor Wholly Owned Subsidiaries (1)	Guarantor Non-Wholly Owned Subsidiaries (1) (2)	Non-Guarantor Wholly Owned Subsidiaries	Non-Guarantor Non-Wholly Owned Subsidiaries	Reclassifications and Eliminations (5)	News Corporation and Subsidiaries
Operating activities:
Net cash (used in) provided by operating activities	$(380)	$(17)	$1	$2	$151	$825	$—	$582

Investing and other activities:
Property, plant and equipment	(1)	—	—	(1)	(33)	(100)	—	(135)
Investments	—	—	—	(1)	(53)	(50)	—	(104)
Proceeds from sale of investments, non-current assets and business disposals	—	—	—	—	117	7	—	124

Net cash provided by (used in) investing activities	(1)	—	—	(2)	31	(143)	—	(115)

Financing activities:
Issuance of debt	—	—	—	—	—	—	—	—
Repayment of debt	—	—	—	—	(5)	(650)	—	(655)
Cash on deposit	275	—	—	—	—	—	—	275
Issuance of shares	—	15	(1)	—	—	—	—	14
Dividends paid	—	—	—	—	(7)	—	—	(7)

Net cash provided by (used in) financing activities	275	15	(1)	—	(12)	(650)	—	(373)

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 14—Supplemental Guarantor Information (Continued)

Supplemental Condensed Consolidating Statement of Cash Flows

For the three months ended September 30, 2004

(in millions)

	News America Incorporated	News Corporation	Guarantor Wholly Owned Subsidiaries (1)	Guarantor Non-Wholly Owned Subsidiaries (1) (2)	Non-Guarantor Wholly Owned Subsidiaries	Non-Guarantor Non-Wholly Owned Subsidiaries	Reclassifications and Eliminations (5)	News Corporation and Subsidiaries
Net (decrease) increase in cash and cash equivalents	(106)	(2)	—	—	170	32	—	94
Cash and cash equivalents, beginning of year	1,972	3	—	—	1,591	485	—	4,051
Exchange movement on opening cash balance	—	—	—	—	9	(6)	—	3

Cash and cash equivalents, end of year	$1,866	$1	$—	$—	$1,770	$511	$—	$4,148

See notes to supplemental guarantor information

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 14—Supplemental Guarantor Information (Continued)

Supplemental Condensed Consolidating Statement of Cash Flows

For the three months ended September 30, 2003

(in millions)

	News America Incorporated	News Corporation	Guarantor Wholly Owned Subsidiaries (1)	Guarantor Non-Wholly Owned Subsidiaries (1) (2)	Non-Guarantor Wholly Owned Subsidiaries	Non-Guarantor Non-Wholly Owned Subsidiaries	Reclassifications and Eliminations (5)	News Corporation and Subsidiaries
Operating activities:
Net cash (used in) Provided by operating activities	59	(13)	—	12	9	313	—	380

Investing and other activities:
Property, plant and equipment	(1)	—	—	—	(35)	(49)	—	(85)
Investments	(4)	—	—	(12)	(56)	(32)	—	(104)
Proceeds from sale of investments, non-current assets and business disposals	56	—	—	—	188	—	—	244

Net cash provided by (used in) investing activities	51	—	—	(12)	97	(81)	—	55

Financing activities:
Repayment of debt	—	—	—	—	(3)	(192)	—	(195)
Cash on Deposit	191	—	—	—	—	—	—	191
Issuance of shares	—	14	—	—	—	—	—	14
Dividends paid	—	—	—	—	(7)	(2)	—	(9)

Net cash provided by (used in) financing activities	191	14	—	—	(10)	(194)	—	1

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 14—Supplemental Guarantor Information (Continued)

Supplemental Condensed Consolidating Statement of Cash Flows

For the three months ended September 30, 2003

(in millions)

	News America Incorporated	News Corporation	Guarantor Wholly Owned Subsidiaries (1)	Guarantor Non-Wholly Owned Subsidiaries (1) (2)	Non-Guarantor Wholly Owned Subsidiaries	Non-Guarantor Non-Wholly Owned Subsidiaries	Reclassifications and Eliminations (5)	News Corporation and Subsidiaries
Net increase (decrease) in cash and cash equivalents	301	1	—	—	96	38	—	436
Cash and cash equivalents, beginning of year	3,622	6	—	—	574	275	—	4,477
Exchange movement on opening cash balance	1	—	—	—	5	(3)	—	3

Cash and cash equivalents, end of year	3,924	7	—	—	675	310	—	4,916

See notes to supplemental guarantor information

NEWS CORPORATION

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 14—Supplement Guarantor Information (continued)

Notes to Supplemental Guarantor Information

(1) Guarantors consist of the Company and the following subsidiaries:

Wholly Owned Subsidiaries	Jurisdiction of Incorporation	Principal Business
FEG Holdings, Inc.	Delaware, USA	Wholly owned subsidiary of NAI, which holds all of News Corporation’s equity and voting interest in FEG.

News America Marketing FSI, Inc.	Delaware, USA	Publishes free-standing inserts.

News Publishing Australia Limited	Delaware, USA	U.S. holding company, which owns 100% of NAI.

Non-Wholly Owned Subsidiary
Fox Entertainment Group, Inc.	Delaware, USA	Principally engaged in the development, production and worldwide distribution of feature films and television programs, television broadcasting, and cable network programming.

(2) In November 1998, Fox Entertainment Group, Inc. (“FEG”), a subsidiary of the Company, issued 124.8 million shares of its Class A common stock in an initial public offering. The shares issued represented an equity interest of approximately 15%. As a result of this transaction, FEG has been classified in the “Guarantor Non-Wholly Owned Subsidiary” column and FEG’s subsidiaries have been included in the “Non-Guarantor Non-Wholly Owned Subsidiaries” column. In addition, News Corporation has agreed to indemnify FEG from and against any liabilities it may incur pursuant to its guarantees.

(3) Investments in the Company’s subsidiaries, for purposes of the supplemental consolidating presentation, are accounted for by their parent companies under the equity method of accounting whereby earnings of subsidiaries are reflected in the parent company’s investment account and earnings.

(4) The guarantees of NAI’s senior public indebtedness constitute senior indebtedness of each of the guarantors thereto, including the Company, and rank pari passu with all present and future senior indebtedness of such guarantors. Because the factual basis underlying the obligations created pursuant to the various facilities and other obligations constituting senior indebtedness of the Company and the guarantors of NAI’s senior public indebtedness, including the Company differ, it is not possible to predict how a court in bankruptcy would accord priorities among the obligations of the Company and its subsidiaries.

FOX ENTERTAINMENT GROUP, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

	For the three months ended September 30,
	2004	2003
Revenues	$2,889	$2,758
Expenses:
Operating	1,848	1,786
Selling, general and administrative	327	319
Depreciation and amortization	39	42

Operating income	675	611

Other (expense) income:
Interest expense, net	(66)	(8)
Equity earnings (losses) of affiliates, net	(97)	7
Other, net	—	26

Income before provision for income taxes and minority interest in subsidiaries	512	636
Provision for income tax expense on a stand-alone basis	(189)	(233)
Minority interest in subsidiaries	(3)	(2)

Net income	$320	$401

Basic and diluted earnings per share	$0.33	$0.45

Basic and diluted weighted average number of common equivalent shares outstanding	974	900

The accompanying notes are an integral part of these unaudited consolidated financial statements.

FOX ENTERTAINMENT GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)

	As of September 30, 2004	As of June 30, 2004
	(unaudited)	(audited)
Assets:
Cash and cash equivalents	$87	$122
Accounts receivable, net	3,491	3,002
Filmed entertainment and television programming costs, net	3,317	3,193
Investments in equity affiliates	8,105	8,194
Property and equipment, net	1,240	1,247
Intangible assets	8,400	8,400
Goodwill	4,782	4,758
Other assets and investments	1,136	1,132

Total assets	$30,558	$30,048

Liabilities and Shareholders’ Equity:

Liabilities:
Accounts payable and accrued liabilities	$1,587	$1,566
Participations and residuals payable	1,718	1,395
Television programming rights payable	1,037	1,102
Deferred revenue	352	318
Borrowings	284	659
Deferred income taxes	2,090	2,063
Other liabilities	687	735

	7,755	7,838
Due to affiliates of News Corporation	4,496	4,236

Total liabilities	12,251	12,074

Minority interest in subsidiaries	10	7

Commitments and contingencies

Shareholders’ Equity:
Preferred stock, $.01 par value per share; 100,000,000 shares authorized; 0 shares issued and outstanding as of September 30 and June 30, 2004	—	—
Class A Common stock, $.01 par value per share; 1,000,000,000 authorized; 426,959,080 issued and outstanding as of September 30 and June 30, 2004	4	4
Class B Common stock, $.01 par value per share; 650,000,000 authorized; 547,500,000 issued and outstanding as of September 30 and June 30, 2004	6	6
Additional paid-in capital	15,081	15,081
Retained earnings and accumulated other comprehensive income	3,206	2,876

Total shareholders’ equity	18,297	17,967

Total liabilities and shareholders’ equity	$30,558	$30,048

The accompanying notes are an integral part of these consolidated financial statements.

FOX ENTERTAINMENT GROUP, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	For the three months ended September 30,
	2004	2003
Operating activities:
Net income	$320	$401
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39	42
Amortization of cable distribution investments	30	31
Equity (earnings) losses of affiliates, net	97	(7)
Cash distributions received from investees	2	—
Minority interest in subsidiaries	3	2
Deferred taxes	27	58
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable and other assets	(505)	(199)
Filmed entertainment and television programming costs, net	(198)	(169)
Accounts payable and accrued liabilities	30	(50)
Participations and residuals payable and other liabilities	323	117

Net cash provided by operating activities	168	226

Investing activities:
Acquisitions, net of cash acquired	(23)	(5)
Investments in and acquisition of interests in equity affiliates	(29)	(19)
Other investments	(20)	(26)
Purchases of property and equipment, net of acquisitions	(23)	(22)
Expenses related to sale of business	(12)	—
Proceeds from sale of investments in equity affiliates	17	—
Disposals of property and equipment	2	—

Net cash used in investing activities	(88)	(72)

Financing activities:
Borrowings	—	118
Repayment of borrowings	(375)	(138)
Decrease in minority interest in subsidiaries	—	(2)
Decrease in Preferred Interests	—	(26)
(Repayments to) advances from affiliates of News Corporation, net	260	(142)

Net cash used in financing activities	(115)	(190)

Net decrease in cash and cash equivalents	(35)	(36)
Cash and cash equivalents, beginning of year	122	72

Cash and cash equivalents, end of period	$87	$36

The accompanying notes are an integral part of these unaudited consolidated financial statements.

FOX ENTERTAINMENT GROUP, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

Fox Entertainment Group, Inc. (the “Company”) is principally engaged in the development, production and worldwide distribution of feature films and television programs, television broadcasting and cable network programming. The Company is a majority-owned subsidiary of The News Corporation Limited (“News Corporation”), which, as of September 30, 2004, held equity and voting interests in the Company of 82% and 97%, respectively.

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary for a fair presentation have been reflected in these unaudited consolidated financial statements. Operating results for the interim period presented are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 2005.

These interim unaudited consolidated financial statements and notes thereto should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Form 10-K for the fiscal year ended June 30, 2004 as filed with the Securities and Exchange Commission.

The preparation of financial statements in conformity with GAAP requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

Certain prior year amounts have been reclassified to conform to the fiscal 2005 presentation.

The Company follows the disclosure-only provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” and in accordance with its provisions, applies the intrinsic value method set forth in Accounting Principles Board Opinion (“APB”) No. 25 “Accounting for Stock Issued to Employees.”

The following table reflects the effect on net income and earnings per share as if the Company had applied the fair value recognition provisions for stock-based employee compensation. These pro forma effects may not be representative of future amounts since the estimated fair value of stock options on the date of grant is amortized to expense over the vesting period and additional options may be granted in future years.

	For the three months ended September 30,
	2004	2003
	(in millions, except per share data)
Net income, as reported	$320	$401
Deduct: Total stock-based employee compensation expense determined under the fair value based method for all awards, net of related tax effects	(15)	(17)

Pro forma net income	$305	$384

Basic and diluted earnings per share:
As reported	$0.33	$0.45
Pro forma	$0.31	$0.43

FOX ENTERTAINMENT GROUP, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Comprehensive Income

In accordance with SFAS No. 130, “Reporting Comprehensive Income,” total comprehensive income for the Company consists of the following:

	For the three months ended September 30,
	2004	2003
	(in millions)
Net income, as reported	$320	$401
Other comprehensive income:
Foreign currency translation adjustments	10	—

Total comprehensive income	$330	$401

Note 3 – Filmed Entertainment and Television Programming Costs, net

Filmed entertainment and television programming costs, net consisted of the following as of:

	September 30, 2004	June 30, 2004
	(in millions)
Filmed entertainment costs:
Films:
Released (including acquired film libraries)	$769	$734
Completed, not released	77	125
In production	562	545
In development or preproduction	55	52

	1,463	1,456

Television productions:
Released (including acquired libraries)	410	449
Completed, not released	—	13
In production	175	112
In development or preproduction	2	1

	587	575

Total filmed entertainment costs, less accumulated amortization	2,050	2,031
Television programming costs, less accumulated amortization	1,267	1,162

Total filmed entertainment and television programming costs, net	$3,317	$3,193

FOX ENTERTAINMENT GROUP, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 4 – Borrowings

In May 2004, the Company ended the transfer term under the New Millennium II Agreement, the Company’s film financing vehicle, and will no longer draw any borrowings under the facility. In accordance with the terms of the termination, the Company will repay $636 million of the facility in fiscal 2005 and $23 million in fiscal 2006. During the three months ended September 30, 2004, the Company repaid $375 million of the facility. At September 30, 2004 and June 30, 2004, $284 million and $659 million, respectively, remained outstanding and included in Borrowings on the consolidated balance sheets and the corresponding interest expense was included in Interest expense, net in the unaudited consolidated statements of operations. Subsequent to the first quarter of fiscal 2005, the Company repaid principal of $131 million of the facility.

Note 5 – DIRECTV Transaction

On December 22, 2003, the Company acquired a 34% interest in Hughes Electronics Corporation (“Hughes”) for total consideration of approximately $6.8 billion from News Corporation. News Corporation transferred its entire 34% interest in Hughes to the Company in exchange for two promissory notes totaling $4.5 billion and approximately 74.5 million shares of the Company’s Class A common stock valued at $2.3 billion (the “Exchange”). One of the promissory notes the Company issued to News Corporation is in the amount of $2 billion, bears interest at a rate of LIBOR plus 1% per annum, and matures on June 30, 2009. The other promissory note the Company issued to News Corporation is in the amount of $2.5 billion, bears interest at 8% per annum, and has a maturity date of June 30, 2009, which can be extended at the Company’s option for not more than two successive one-year periods. The issuance of approximately 74.5 million shares of Class A common stock to News Corporation increased its equity interest in the Company from approximately 80.6% to approximately 82.0% while its voting power remained at approximately 97.0%. For financial reporting purposes, in accordance with Emerging Issues Task Force No. (“EITF”) 90-5, “Exchanges of Ownership Interests between Entities Under Common Control,” the Company recognized the Exchange based upon the acquired basis of News Corporation and issued equity to News Corporation at that value. The Company is accounting for its interest in Hughes in accordance with APB No. 18, “The Equity Method of Accounting for Investments in Common Stock.”

Subsequent to the above transaction, Hughes changed its corporate name to The DIRECTV Group, Inc. (“DIRECTV”).

Investments in equity affiliates primarily reflects the Company’s investment in DIRECTV and includes the excess of fair value over the Company’s proportionate share of DIRECTV’s underlying net assets at December 22, 2003 as adjusted to record such net assets at fair value, most notably the adjustment to the carrying value of DIRECTV’s PanAmSat business and assets and its deferred subscriber acquisition costs. This excess is being preliminarily allocated to both finite-lived intangibles, which are being amortized, and to certain indefinite-lived intangibles and goodwill, which in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” are not being amortized. The allocation of the excess is not final and is subject to changes upon completion of final valuations of certain assets and liabilities. A future reduction in goodwill for additional value to be assigned to identifiable finite-lived intangible assets or tangible assets could reduce future equity earnings recognized by the Company resulting from additional amortization. For every $100 million reduction in goodwill for additional value to be assigned to identifiable finite-lived intangible assets or tangible assets, Equity earnings (losses) of affiliates, net would decrease by approximately $10 million per year representing amortization expense assuming an average useful life of 10 years.

Summarized financial information for DIRECTV, determined in accordance with Regulation S-X, accounted for under the equity method is as follows:

	For the three months ended September 30,
	2004	2003
	(in millions)
Revenues	$2,862	$2,379
Operating (loss) income	(1,550)	8
Loss from continuing operations before discontinued operations and cumulative effect of accounting changes	(926)	(2)
Net loss	(1,009)	(23)

FOX ENTERTAINMENT GROUP, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 5 – DIRECTV Transaction - continued

The Company’s share of DIRECTV’s results has been adjusted to reflect the Company’s preliminary allocation of the fair value of DIRECTV’s assets and liabilities as of December 22, 2003 and, as required, excludes certain items that were recognized by DIRECTV as income and expense within its results. During the three months ended September 30, 2004, the Company adjusted its preliminary allocation of its proportional value assigned to DIRECTV’s SPACEWAY program based on the carrying value assigned by DIRECTV.

The Company’s share of DIRECTV’s losses for the three months ended September 30, 2004 was $99 million, and includes the Company’s share of DIRECTV’s increased loss from its sale of PanAmSat resulting from a reduction in the sales proceeds, the Company’s portion of the SPACEWAY program impairment and $14 million from the amortization of certain finite-lived intangibles.

Note 6 – Other Acquisitions and Disposals

In December 2003, the Company sold its 50% direct ownership interests in SportsChannel Chicago Associates (“SportsChannel Chicago”) and SportsChannel Pacific Associates (“SportsChannel Bay Area”) (collectively the “SportsChannels”) to subsidiaries of Regional Programming Partners (“RPP”) for consideration of $150 million. This consideration was paid in the form of two three-year promissory notes issued by the subsidiaries of RPP, which own only the acquired interests in the SportsChannels, in an aggregate principal amount of $150 million and bearing interest at prime plus 1% per annum. The notes are secured by a pledge of 100% of the interests in SportsChannel Bay Area. Upon the close of this sale, the SportsChannels are held 100% by RPP and indirectly 60% by Rainbow Media Sports Holdings, Inc. and 40% by the Company. The Company recognized a net gain on the sale of the SportsChannels of $9 million, which was reflected in Other, net in the unaudited consolidated statements of operations for the three months ended December 31, 2003.

In December 2003, the Company acquired News Broadcasting Japan, a cable and satellite channel in Japan, from News Corporation for net consideration of approximately $38 million based upon an independent valuation. The Company acquired this entity to expand its international cable channel ownership. At December 31, 2003, the net purchase price of $38 million was included in Due to affiliates of News Corporation and the Company recorded the net assets acquired at News Corporation’s historical cost of $8 million. The excess $30 million of purchase price was recorded as a reduction to Retained earnings in accordance with EITF 90-5.

In February 2004, the Company sold the Los Angeles Dodgers (“Dodgers”), together with Dodger Stadium and the team’s training facilities in Vero Beach, Florida and the Dominican Republic, to entities owned by Frank McCourt (the “McCourt Entities”). The gross consideration for the sale of the Dodgers franchise and real estate assets was $421 million, subject to further adjustment. The consideration at closing was comprised of (i) $225 million in cash, (ii) a $125 million two-year note secured by non-team real estate, (iii) a $40 million four-year note secured by bank letters of credit and (iv) a $31 million three-year note that is convertible, at the Company’s option, into preferred equity in the McCourt Entities if unpaid at maturity. The Company has agreed to remit $50 million during the first two years following the closing of the transaction to reimburse the McCourt Entities for certain pre-existing commitments. Pending the final determination of contractual adjustments, the sale resulted in an estimated loss of $19 million, which was recorded in Other, net in the unaudited consolidated statements of operations for the three months ended March 31, 2004.

In May 2004, the Company sold its 40% interest in the Staples Arena for aggregate consideration of $128 million. The Company recorded a loss on the sale of the interest in the Staples Arena of approximately $7 million in Other, net for the year ended June 30, 2004. In connection with the sale of this interest, the Company was released from several guarantees in the aggregate amount of $22.6 million outstanding at the time of the sale.

FOX ENTERTAINMENT GROUP, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Pension Plans and Other Postretirement Benefits

The Company sponsors non-contributory pension plans and retiree health and life insurance benefit plans covering specific groups of employees. The benefits payable for the non-contributory pension plans are based primarily on a formula factoring both an employee’s years of service and pay near retirement. Participant employees are vested in the plans after five years of service. The Company’s policy for all pension plans is to fund amounts, at a minimum, in accordance with the Employee Retirement Income Security Act of 1974. During the three months ended September 30, 2004 and 2003, the Company made discretionary contributions of $24 million and $25 million, respectively, to its pension plans. Plan assets consist principally of common stocks, marketable bonds and government securities. The retiree health and life insurance benefit plans offer medical and/or life insurance to certain full-time employees and eligible dependents that retire after fulfilling age and service requirements.

The components of net periodic benefit costs were as follows:

	Pension Benefits		Postretirement Benefits
	For the three months ended September 30,
	2004	2003	2004	2003
	(in millions)
Service cost benefits earned during the period	$9	$9	$1	$3
Interest costs on projected benefit obligation	9	8	1	2
Expected return on plan assets	(10)	(7)	—	—
Amortization of deferred losses	3	5	1	1
Other	—	—	(2)	—

Net periodic costs	$11	$15	$1	$6

Other Postretirement Benefits Amendments

The fiscal 2005 postretirement net periodic costs reflects plan amendments implemented during the second quarter of fiscal 2004.

In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“the Medicare Act”) was signed into law. The Medicare Act introduced a prescription drug benefit under Medicare (Medicare Part D) and a federal subsidy to sponsors of retirement health care plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. In accordance with Financial Accounting Standards Board (“FASB”) Staff Position 106-1, the Company elected to defer recognizing the effects of the Medicare Act on the accounting for its retirement health care plans in fiscal 2004. In May 2004, the FASB issued FASB Staff Position 106-2, providing final guidance on accounting for the Medicare Act. FASB Staff Position 106-2 was implemented by the Company in the first quarter of fiscal 2005. The adoption of FASB Staff Position 106-2 did not have a material impact on the financial condition and results of operations of the Company in fiscal 2005, but reduced the Company’s Accumulated Postretirement Benefit Obligation (“APBO”) by approximately $5 million. The amortization of the $5 million reduction in APBO will reduce our future net postretirement benefit cost.

FOX ENTERTAINMENT GROUP, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 – Segment Information

The Company manages and reports its activities in four business segments:

•	Filmed Entertainment, which principally consists of the production and acquisition of live-action and animated motion pictures for distribution and licensing in all formats in all entertainment media worldwide, and the production of original television programming in the United States and Canada.

•	Television Stations, which principally consists of the operation of 35 full power broadcast television stations, including nine duopolies, in the United States. Of these stations, 25 are affiliated with the FOX network, nine with the UPN network and one is an independent station.

•	Television Broadcast Network, which principally consists of the broadcasting of network programming in the United States.

•	Cable Network Programming, which principally consists of the production and licensing of programming distributed through cable television systems and direct broadcast satellite operators in the United States.

The Company’s reportable operating segments have been determined in accordance with the Company’s internal management structure, which is organized based on operating activities. The Company evaluates performance based upon several factors, of which the primary financial measures are segment Operating income and Operating income before depreciation and amortization.

	For the three months ended September 30,
	2004	2003
	(in millions)
Revenues:
Filmed Entertainment	$1,384	$1,250
Television Stations	514	518
Television Broadcast Network	382	394
Cable Network Programming	609	596

Total revenues	$2,889	$2,758

Operating income before depreciation and amortization, defined as operating income (loss) plus depreciation and amortization and the amortization of cable distribution investments, eliminates the variable effect across all business segments of non-cash depreciation and amortization. Depreciation and amortization expense includes the depreciation of property and equipment, as well as amortization of finite-lived intangible assets. Amortization of cable distribution investments represents a reduction against revenues over the term of a carriage arrangement and as such it is excluded from Operating income before depreciation and amortization. Operating income before depreciation and amortization is a non-GAAP measure and it should be considered in addition to, not as a substitute for, operating income (loss), net income (loss), cash flow and other measures of financial performance reported in accordance with GAAP. Operating income before depreciation and amortization does not reflect cash available to fund requirements and the items excluded from Operating income before depreciation and amortization, such as depreciation and amortization, are significant components in assessing the Company’s financial performance.

Management believes that Operating income before depreciation and amortization is an appropriate measure for evaluating the operating performance of the Company’s business segments. Operating income before depreciation and amortization, which is the information reported to and used by the Company’s chief decision maker for the purpose of making decisions about the allocation of resources to segments and assessing their performance, provides management, investors and equity analysts a measure to analyze operating performance of each business segment and enterprise value against historical and competitors’ data, although historical results, including Operating income before depreciation and amortization, may not be indicative of future results as operating performance is highly contingent on many factors including customer tastes and preferences.

FOX ENTERTAINMENT GROUP, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 – Segment Information - continued

	For the three months ended September 30,
	2004	2003
	(in millions)
Operating income before depreciation and amortization:
Filmed Entertainment	$306	$345
Television Stations	236	237
Television Broadcast Network	(4)	(41)
Cable Network Programming	206	143

Total operating income before depreciation and amortization	744	684
Amortization of cable distribution investments	(30)	(31)
Depreciation and amortization	(39)	(42)

Total operating income	675	611
Interest expense, net	(66)	(8)
Equity earnings (losses) of affiliates, net	(97)	7
Other, net	—	26

Income before provision for income taxes and minority interest in subsidiaries	512	636
Provision for income tax expense on a stand-alone basis	(189)	(233)
Minority interest in subsidiaries	(3)	(2)

Net income	$320	$401

Interest expense, net, Equity earnings (losses) of affiliates, net, Other, net, Provision for income tax expense on a stand-alone basis and Minority interest in subsidiaries are not allocated to segments, as they are not under the control of segment management.

	For the three months ended September 30, 2004
	Operating income before depreciation and amortization	Depreciation and amortization	Amortization of cable distribution investments	Operating income (loss)
	(in millions)
Filmed Entertainment	$306	$(12)	$—	$294
Television Stations	236	(12)	—	224
Television Broadcast Network	(4)	(5)	—	(9)
Cable Network Programming	206	(10)	(30)	166

Total	$744	$(39)	$(30)	$675

FOX ENTERTAINMENT GROUP, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 – Segment Information - continued

	For the three months ended September 30, 2003
	Operating income before depreciation and amortization	Depreciation and amortization	Amortization of cable distribution investments	Operating income (loss)
	(in millions)
Filmed Entertainment	$345	$(12)	$—	$333
Television Stations	237	(16)	—	221
Television Broadcast Network	(41)	(4)	—	(45)
Cable Network Programming	143	(10)	(31)	102

Total	$684	$(42)	$(31)	$611

Intersegment revenues, generated primarily by the Filmed Entertainment segment, of approximately $168 million and $152 million for the three months ended September 30, 2004 and 2003, respectively, have been eliminated within the Filmed Entertainment segment. Intersegment operating profits, generated primarily by the Filmed Entertainment segment, of approximately $16 million and $20 million for the three months ended September 30, 2004 and 2003, respectively, have been eliminated within the Filmed Entertainment segment.

	As of September 30, 2004	As of June 30, 2004
	(in millions)
Total assets:
Filmed Entertainment	$3,755	$3,153
Television Stations	12,366	12,464
Television Broadcast Network	1,078	1,063
Cable Network Programming	5,254	5,174
Investments in equity affiliates	8,105	8,194

Total assets	$30,558	$30,048

Goodwill and Intangible assets:
Filmed Entertainment	$445	$445
Television Stations	9,994	9,994
Television Broadcast Network	—	—
Cable Network Programming	2,743	2,719

Total goodwill and intangible assets	$13,182	$13,158

FOX ENTERTAINMENT GROUP, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 9 – Guarantees

The Company, News Corporation and certain of News Corporation’s other subsidiaries are guarantors of various debt obligations of News Corporation and certain of its subsidiaries. The principal amount of indebtedness outstanding under such debt instruments as of September 30, and June 30, 2004 was approximately $9 billion and $10 billion, respectively. The debt instruments limit the ability of guarantors, including the Company, to subject their properties to liens, and certain of the debt instruments impose limitations on the ability of News Corporation and certain of its subsidiaries, including the Company, to incur indebtedness in certain circumstances. Such debt instruments mature at various times between 2005 and 2096, with a weighted average maturity of 20 years.

In August 2004, the Company, along with News Corporation and certain of News Corporation’s other subsidiaries, issued a guarantee for the obligations of Sky Brasil, an equity affiliate of News Corporation, under a $210 million three-year credit agreement with JPMorgan Chase Bank and Citibank NA. The Company will be released from this guarantee upon the transfer of News Corporation’s interest in Sky Brasil to DIRECTV, as discussed in Note 11 – Subsequent events. Given the strong financial position of the other guarantors, the Company believes it is highly unlikely it will be required to perform any of the obligations under the guarantee.

In the case of any event of default under such debt obligations, the Company will be directly liable to the creditors or debtholders. News Corporation has agreed to indemnify the Company from and against any obligations it may incur by reason of its guarantees of such debt obligations. As of September 30, 2004, News Corporation was in compliance with all of its debt covenants and had satisfied all financial ratios and tests and expects to remain in compliance and satisfy all such ratios and tests.

Note 10 - Other, net

For the three months ended September 30, 2003, Other, net consisted of a gain of $26 million related to the settlement of the Company’s insurance claim primarily for its broadcast tower at the World Trade Center in New York, New York.

Note 11 – Subsequent Events

In October 2004, News Corporation and DIRECTV announced a series of transactions that will result in the reorganization of the companies’ direct-to-home satellite television platforms in Latin America. Pursuant to these transactions, DIRECTV will acquire News Corporation’s interests in its Latin America satellite television platforms, including Sky Brasil, and assume all of its obligations thereof, including those under the credit agreement guaranteed by the Company. The completion of certain of these transactions is subject to regulatory approvals and other conditions.